UNITED STATES`
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2005, the Board of Directors of Oshkosh B'Gosh, Inc. (Company) approved the Oshkosh B'Gosh Inc. Severance Plan (Plan), which became effective immediately. This Plan provides severance benefits for all permanent employees, other than the Company's chief executive officer, who are not subject to a collective bargaining agreement or an individual employment contract, that leave the employment of the Company under several circumstances.

Employees are eligible for benefits under the Plan if their employment is terminated without "cause" or leave the Company for "good reason" (as such terms are defined in the Plan) within one year following a "change in control" (as defined in the Plan). Under the terms of the Plan, good reason is defined as the imposition of a requirement to relocate more than 35 miles, a reduction in base pay or bonus arrangement, the establishment of an incentive compensation program with features that are not substantially equivalent to the features established for other Company executives with similar responsibilities, or a material adverse change in an individual's responsibilities.

Employees terminated without cause or who leave the Company for good reason are entitled to a level of benefits as described in Appendix B to the Plan. Appendix B considers base compensation, job classification and number of years of service to the Company to determine the amount of benefits under the Plan, subject to a minimum and maximum number of weeks of base salary. Employees are also generally eligible for continuation of COBRA health care benefits for a specific period with Company incurring the entire cost, and are entitled to specified amounts of outplacement counseling.

The Plan may not be modified or terminated in a way that reduces the amount of severance benefits available to employees for a twelve month period following a change in control.

The Plan also further describes the Board of Director's intent with respect to the Company's policy of prorating payments due under its incentive compensation plan in the event of a change in control during 2005. In general, financial targets under the Plan will be based upon actual performance for any completed months prior to a change in control, and target performance for the remaining months. Annual incentive compensation calculations will be prorated based on the number of weeks an employee is employed by the Company in 2005 divided by 52.

A copy of the Oshkosh B'Gosh, Inc. Severance Plan is attached as Exhibit 10.13.

Item 2.02 Results of Operations and Financial Condition

On April 20, 2005, Oshkosh B'Gosh, Inc. issued a press release announcing certain financial results for the first quarter ended April 2, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
  Exhibits

Exhibit 99.1 is furnished pursuant to Item 2.02. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Exhibit No.	Description
10.13 99.1	Oshkosh B'Gosh, Inc. Severance Plan Press Release of Oshkosh B'Gosh, Inc., dated April 20, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	By: /S/ MICHAEL L. HEIDER

Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.13 99.1	Oshkosh B'Gosh, Inc. Severance Plan Press Release of Oshkosh B'Gosh, Inc., dated April 20, 2005.